Exhibit 99.1

For release:	April 4, 2013, 6:00 a.m. EDT	Contact:	Mark Rittenbaum
503-684-7000

Greenbrier Reports Fiscal Second Quarter EPS of $0.45 and Announces

Strategies to Enhance Margins and Improve Capital Efficiency

~ Targeting minimum 200 basis points of margin enhancement and $100 million of capital efficiency improvements by end of FY 2014~

~ Diverse backlog grows by 2,000 units in quarter with orders for an additional 3,700 units received after quarter end ~

Lake Oswego, Oregon, April 4, 2013 – The Greenbrier Companies (NYSE: GBX) today reported results for its second quarter ended February 28, 2013.

Second Quarter Highlights

•	Net earnings for the second quarter were $13.8 million, or $.45 per diluted share, on revenue of $423.2 million.

•	Adjusted EBITDA for the quarter was $36.2 million, or 8.6% of revenue.

•	Net debt was reduced by $55 million during the quarter, driven by strong quarterly earnings and working capital improvements.

•	New railcar deliveries were 2,700 units in the second quarter.

•

Since September 1, 2012, the beginning of the Company’s fiscal year, Greenbrier has received orders for 9,600 railcar units valued at over $1 billion, of which 1,400 units were received during the first quarter, 4,500 units during the second quarter, and 3,700 units subsequent to the February 28, 2013 quarter end.

•

New railcar manufacturing backlog as of February 28, 2013 was 11,700 units with an estimated value of $1.30 billion (average unit sale price of $111,000), compared to 9,700 units with an estimated value of $1.11 billion (average unit sale price of $114,000) as of November 30, 2012.

•	Marine backlog totaled $9 million as of February 28, 2013. Additionally, we are party to a letter of intent for 15 barges valued at $60 million, subject to significant permitting and other conditions.

Strategic Initiatives

•	Company unveils strategic plans to increase gross margins by at least 200 basis points and reduce capital employed by $100 million by the end of fiscal 2014.

•	During the quarter, the Company reached agreement to sell substantially all the assets of its non-core roller bearings parts operation and acquired an additional repair facility in Poland.

William A. Furman, president and chief executive officer said, “Our business momentum continues to improve, validating the strength of our integrated business model. Our strategy is to diversify our product offerings, shift production to our lower cost manufacturing footprint in Mexico, and increase throughput in our lease syndication and management services businesses. Since September 1, 2012, we have received diverse orders for 9,600 railcars in North America and Europe valued at over $1 billion.”

Furman continued, “Our integrated model differentiates Greenbrier from industry peers. However, we can extract more value out of our model and further enhance overall performance in each of our operating segments through a series of initiatives designed to improve capital efficiency and enhance margins. We intend to liberate $100 million of capital by no later than the end of our fiscal 2014 by selling non-core or underperforming operations, particularly in our underperforming Wheel Services, Refurbishment & Parts segment, reducing working capital and refining our leasing model to take more of our assets and debt off the balance sheet in a tax efficient manner. We intend to redeploy this $100 million of liberated capital to invest in new opportunities, pay down debt, or return to shareholders. The announced sale of the assets of our roller bearings parts operation is the first of many steps in this regard.”

“We have set a target to grow gross margins by at least 200 bps to 13.5% of revenue by the fourth quarter of our fiscal 2014. This improvement equates to about $40 million of incremental EBITDA on an annualized forward run rate. Our capital efficiency initiatives, coupled with specifically identified cost reduction and efficiency improvement initiatives, and currently favorable industry and backlog tailwinds are expected to drive this improvement. Assuming economic and industry fundamentals continue to be favorable, we believe these actions will comprise the first step of a multi-phase campaign to improve margins and capital efficiency and enhance Greenbrier’s return on invested capital and shareholder value,” Furman concluded.

Mark Rittenbaum, chief financial officer, also noted, “In order to provide more granularity on the performance of each of our segments, we expect to begin providing operating margin by business segment starting in the first fiscal quarter of 2014. We will also periodically report the progress made on our initiatives starting after our third fiscal quarter of 2013.”

Financial Summary

	Q2 FY13	Q1 FY13	Sequential Comparison – Main Drivers
Revenue	$423.2M	$415.4M	Up 1.9% due principally to increased Marine activity and higher average sales price on new railcar deliveries
Gross margin	11.4%	11.5%	Down 10 bps due to lower margins in Wheel Services, Refurbishment & Parts and Leasing & Services segments, partially offset by higher margins in Manufacturing
Selling and Administrative expense	$24.9M	$26.1M	Down due to lower employee related costs
Gain on disposition of equipment	$3.1M	$1.4M	Timing of sales fluctuates and is opportunistic; typically ranges from $1.0M - $4.0M per quarter
Adjusted EBITDA	$36.2M	$31.8M	Up 13.8% due to higher gains on equipment dispositions, and lower S&A expense
Effective tax rate	27.8%	26.7%	32% estimated annualized rate; difference is due to certain discrete tax items
Net earnings	$13.8M	$10.4M	Up due to higher EBITDA and lower earnings attributable to our GIMSA JV partner’s Noncontrolling interest
Diluted EPS – GAAP	$0.45	$0.35	“If converted” calculation
Economic EPS	$0.49	$0.37	Excludes “if converted” impact of out-of-the-money bonds due 2018

Segment Summary

	Q2 FY13	Q1 FY13	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$294.0M	$285.4M	Up 3.0% due to increased Marine activity and higher average sales price
Gross margin	10.7%	9.4%	Up 130 bps due to improved product mix and operating efficiencies
Deliveries	2,700	2,900	Down due to lower railcar deliveries in Europe

Wheel Services, Refurbishment & Parts
Revenue	$112.0M	$112.1M	Slight decline due to timing of scrap programs, offset by improved wheel volumes
Gross margin	7.9%	9.5%	Down 160 bps due to increased operating costs, lower efficiencies and lower scrap prices

Leasing & Services
Revenue	$17.2M	$17.9M	Down 4.1% due to lower interim rents and lease renewal rates on certain railcars
Gross margin	47.0%	57.4%	Down due to lower earnings on certain railcars, and lower interim rents. Prior period also includes reduction in certain maintenance accruals.
Lease fleet utilization	97.5%	95.2%	Reflects additional units placed into service

Business Outlook

Based on current business trends and industry forecasts, management currently anticipates the Company’s new railcar deliveries in 2013 to be about 13,000 units. Management anticipates that fiscal 2013 revenue, adjusted EBITDA and earnings per share will be similar to fiscal 2012, with the second half of the year being stronger than the first half of the year.

Conference Call

Greenbrier will host a teleconference to discuss second quarter results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation and strategic initiatives presentation to our website (www.gbrx.com). Teleconference details are as follows:

•	April 4, 2013

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a webcast replay will be available for 30 days. Telephone replay will be available through April 20, 2013, at 203-369-3310.

About Greenbrier Companies

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 39 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 9,200 railcars, and performs management services for approximately 225,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This presentation may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s strategic initiatives and future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “initiatives,” “targets,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “designed to,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies, production of new railcar types, or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except for any periodic progress reports on strategic initiatives, except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as earnings attributable to Greenbrier before interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Economic EPS is not a financial measure under GAAP. Economic EPS is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic EPS as net earnings attributable to Greenbrier divided by the sum of weighted average basic common shares outstanding, plus the dilutive effect of warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted EPS. You should not consider Economic EPS in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic EPS is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic EPS measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

Consolidated Balance Sheets

(In thousands, unaudited)

	February 28, 2013	November 30, 2012	August 31, 2012	May 31, 2012	February 29, 2012
Assets
Cash and cash equivalents	$55,637	$41,284	$53,571	$44,915	$40,666
Restricted cash	8,899	7,322	6,277	6,089	2,249
Accounts receivable, net	144,933	163,385	146,326	172,086	177,544
Inventories	359,281	363,642	316,741	346,122	365,811
Leased railcars for syndication	36,198	54,297	97,798	66,776	79,681
Equipment on operating leases, net	344,576	362,522	362,968	334,872	322,811
Property, plant and equipment, net	194,887	186,715	182,429	172,729	165,700
Goodwill	134,316	137,066	137,066	137,066	137,066
Intangibles and other assets, net	86,194	79,500	81,368	84,693	85,155

	$1,364,921	$1,395,733	$1,384,544	$1,365,348	$1,376,683

Liabilities and Equity
Revolving notes	$50,058	$89,826	$60,755	$71,430	$101,446
Accounts payable and accrued liabilities	278,221	282,925	329,508	323,977	340,328
Deferred income taxes	99,965	96,498	95,363	88,514	89,623
Deferred revenue	23,178	28,283	17,194	17,872	1,230
Notes payable	427,553	427,697	428,079	428,028	428,454
Total equity - Greenbrier	461,136	447,080	431,777	418,161	399,788
Noncontrolling interest	24,810	23,424	21,868	17,366	15,814

Total equity	485,946	470,504	453,645	435,527	415,602

	$1,364,921	$1,395,733	$1,384,544	$1,365,348	$1,376,683

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Income

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Revenue
Manufacturing	$294,047	$320,206	$579,416	$582,863
Wheel Services, Refurbishment & Parts	111,952	119,894	224,051	237,643
Leasing & Services	17,167	18,086	35,073	35,879

	423,166	458,186	838,540	856,385
Cost of revenue
Manufacturing	262,650	290,851	521,142	527,040
Wheel Services, Refurbishment & Parts	103,134	106,554	204,610	212,445
Leasing & Services	9,107	9,295	16,735	18,958

	374,891	406,700	742,487	758,443
Margin	48,275	51,486	96,053	97,942
Selling and administrative expense	24,942	24,979	51,042	48,214
Net gain on disposition of equipment	(3,076)	(2,654)	(4,484)	(6,312)

Earnings from operations	26,409	29,161	49,495	56,040
Other costs
Interest and foreign exchange	6,322	6,630	12,222	12,014

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	20,087	22,531	37,273	44,026
Income tax expense	(5,590)	(5,348)	(10,176)	(13,144)

Earnings before earnings (loss) from unconsolidated affiliates	14,497	17,183	27,097	30,882
Earnings (loss) from unconsolidated affiliates	(105)	72	(145)	(300)

Net earnings	14,392	17,255	26,952	30,582
Net (earnings) loss attributable to noncontrolling interest	(553)	415	(2,686)	1,604

Net earnings attributable to Greenbrier	$13,839	$17,670	$24,266	$32,186

Basic earnings per common share	$0.51	$0.66	$0.89	$1.23
Diluted earnings per common share	$0.45	$0.57	$0.80	$1.04
Weighted average common shares:
Basic	27,210	26,683	27,177	26,073
Diluted	34,044	33,668	34,018	33,528

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended
	February 28, 2013	February 29, 2012
Cash flows from operating activities
Net earnings	$26,952	$30,582
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	4,203	5,828
Depreciation and amortization	21,398	20,322
Net gain on disposition of equipment	(4,484)	(6,312)
Accretion of debt discount	1,725	1,599
Stock based compensation expense	2,887	3,490
Other	(1,612)	3,759
Decrease (increase) in assets:
Accounts receivable	3,079	8,898
Inventories	(27,208)	(43,751)
Leased railcars for syndication	56,960	(52,925)
Other	245	(603)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(56,493)	25,854
Deferred revenue	5,936	(4,657)

Net cash provided by (used in) operating activities	33,588	(7,916)

Cash flows from investing activities
Proceeds from sales of assets	22,301	20,058
Capital expenditures	(35,525)	(35,713)
Increase in restricted cash	(2,622)	(136)
Investment in and net advances to unconsolidated affiliates	(386)	70
Other	(3,582)	22

Net cash used in investing activities	(19,814)	(15,699)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(16,579)	(18,716)
Proceeds from revolving notes with maturities longer than 90 days	19,968	46,646
Repayments of revolving notes with maturities longer than 90 days	(14,998)	(15,818)
Proceeds from issuance of notes payable	—	2,500
Repayments of notes payable	(2,251)	(4,784)
Investment by joint venture partner	1,949	—
Excess tax benefit from restricted stock awards	181	—

Net cash provided by (used in) financing activities	(11,730)	9,828

Effect of exchange rate changes	22	4,231
Increase (decrease) in cash and cash equivalents	2,066	(9,556)
Cash and cash equivalents
Beginning of period	53,571	50,222

End of period	$55,637	$40,666

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations

(In thousands, except per share amounts, unaudited)

	First	Second
2013
Revenue
Manufacturing	$285,368	$294,047
Wheel Services, Refurbishment & Parts	112,100	111,952
Leasing & Services	17,906	17,167

	415,374	423,166
Cost of revenue
Manufacturing	258,492	262,650
Wheel Services, Refurbishment & Parts	101,476	103,134
Leasing & Services	7,627	9,107

	367,595	374,891
Margin	47,779	48,275
Selling and administrative expense	26,100	24,942
Net gain on disposition of equipment	(1,408)	(3,076)

Earnings from operations	23,087	26,409
Other costs
Interest and foreign exchange	5,900	6,322

Earnings before income tax and loss from unconsolidated affiliates	17,187	20,087
Income tax expense	(4,586)	(5,590)
Loss from unconsolidated affiliates	(40)	(105)

Net earnings	12,561	14,392
Net earnings attributable to noncontrolling interest	(2,134)	(553)

Net earnings attributable to Greenbrier	$10,427	$13,839

Basic earnings per common share: (1)	$0.38	$0.51
Diluted earnings per common share: (2)	$0.35	$0.45

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations

(In thousands, except per share amounts, unaudited)

	First	Second	Third	Fourth	Total
2012
Revenue
Manufacturing	$262,656	$320,206	$364,930	$306,172	$1,253,964
Wheel Services, Refurbishment & Parts	117,749	119,894	125,145	119,077	481,865
Leasing & Services	17,794	18,086	17,722	18,285	71,887

	398,199	458,186	507,797	443,534	1,807,716
Cost of revenue
Manufacturing	236,188	290,851	325,424	269,921	1,122,384
Wheel Services, Refurbishment & Parts	105,891	106,554	111,610	109,486	433,541
Leasing & Services	9,663	9,295	8,825	9,588	37,371

	351,742	406,700	445,859	388,995	1,593,296
Margin	46,457	51,486	61,938	54,539	214,420
Selling and administrative expense	23,235	24,979	28,784	27,598	104,596
Net gain on disposition of equipment	(3,658)	(2,654)	(2,585)	(67)	(8,964)

Earnings from operations	26,880	29,161	35,739	27,008	118,788
Other costs
Interest and foreign exchange	5,383	6,630	6,560	6,236	24,809

Earnings before income tax and earnings (loss) from unconsolidated affiliates	21,497	22,531	29,179	20,772	93,979
Income tax expense	(7,797)	(5,348)	(8,655)	(10,593)	(32,393)
Earnings (loss) from unconsolidated affiliates	(372)	72	201	(317)	(416)

Net earnings	13,328	17,255	20,725	9,862	61,170
Net (earnings) loss attributable to Noncontrolling interest	1,189	415	(1,608)	(2,458)	(2,462)

Net earnings attributable to Greenbrier	$14,517	$17,670	$19,117	$7,404	$58,708

Basic earnings per common share: (1)	$0.57	$0.66	$0.71	$0.27	$2.21
Diluted earnings per common share: (2)	$0.48	$0.57	$0.61	$0.26	$1.91

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Reconciliation of Net Earnings attributable to Greenbrier to Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended
	February 28, 2013	November 30, 2012
Net earnings attributable to Greenbrier	$13,839	$10,427
Interest and foreign exchange	6,322	5,900
Income tax expense	5,590	4,586
Depreciation and amortization	10,475	10,923

Adjusted EBITDA	$36,226	$31,836

(1)

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as earnings attributable to Greenbrier before interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Three Months Ended February 28, 2013
Backlog Activity (units)
Beginning backlog	9,700
Orders received	4,500
Production held as Leased railcars for syndication	(300)
Production sold directly to third parties	(2,200)

Ending backlog	11,700

Delivery Information (units)
Production sold directly to third parties	2,200
Sales of Leased railcars for syndication	500

Total deliveries	2,700

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Calculation of Diluted Earnings Per Share

(In thousands, except per share amounts, unaudited)

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
(In thousands)	February 28, 2013	November 30, 2012
Weighted average basic common shares outstanding (1)	27,210	27,144
Dilutive effect of warrants	789	802
Dilutive effect of convertible notes (2)	6,045	6,045

Weighted average diluted common shares outstanding	34,044	33,991

(1)	Restricted stock grants are treated as outstanding when issued and are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes was excluded from the share calculations as the stock price for each period presented was less than the initial conversion price of $48.05 and therefore considered anti-dilutive.

Dilutive EPS was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of outstanding warrants and shares underlying the 2026 Convertible notes in the share count using the treasury stock method. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2026 Convertible notes would only be included in the calculation of both approaches if the current stock price is greater than the initial conversion price of $48.05 using the treasury stock method.

	Three Months Ended
	February 28, 2013	November 30, 2012
Net earnings attributable to Greenbrier	$13,839	$10,427
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	1,416	1,430

Earnings before interest and debt issuance costs on convertible notes	$15,255	$11,857

Weighted average diluted common shares outstanding	34,044	33,991
Diluted earnings per share (1)	$0.45	$0.35

(1)	Diluted earnings per share was calculated as follows:

Earnings before interest and debt issuance costs (net of tax) on convertible notes

Weighted average diluted common shares outstanding

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Reconciliation of Basic Earnings Per Share to Economic Earnings Per Share (1)

(In thousands, except per share amounts, unaudited)

The shares used in the computation of the Company’s basic and economic earnings per common share are reconciled as follows:

	Three Months Ended
	February 28, 2013	November 30, 2012
Weighted average basic common shares outstanding	27,210	27,144
Dilutive effect of warrants	789	802

Weighted average economic diluted common shares outstanding	27,999	27,946

Net earnings attributable to Greenbrier	$13,839	$10,427
Economic earnings per share	$0.49	$0.37

(1)

Economic EPS is not a financial measure under GAAP. Economic EPS is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic EPS as net earnings attributable to Greenbrier divided by the sum of weighted average basic common shares outstanding, plus the dilutive effect of warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted EPS. You should not consider Economic EPS in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic EPS is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic EPS measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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